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                                                                    EXHIBIT 4.30


        AMENDMENT TO AGREEMENT BETWEEN ENACT PHARMA PLC AND CHIMAERON LTD
                              DATED 1ST APRIL 2000.




22nd February 2001


Following a change, the registered address of the "Company" shall now read 8 Centre One, Old Sarum Park, Lysander Way, Salisbury, SP4 6BU.



Signed for both Parties by:




/s/ illegible                                   /s/ M.A. Atkinson
-----------------------------                   ------------------------------
for and on behalf of                            for and on behalf of
ENACT PHARMA PLC                                CHIMAERON LTD